Exhibit 99.1

PRESS RELEASE

Contact: John T. Thomas, 214-549-6611 President and CEO or Jeff N. Theiler, 414-367-5610 EVP and CFO

Physicians Realty Trust Announces $297 Million of Acquisitions and $91.5 Million of Executed Purchase and Sale Agreements Resulting in over $1.5 Billion of Quality Healthcare Real Estate Investments

Q3 2015 Investments Totaled $297 Million and Total Year-to-Date 2015 Net New Investments Exceeds $688 Million

MILWAUKEE--(BUSINESS WIRE) -- Physicians Realty Trust (NYSE:DOC) (the “Company”), a self-managed healthcare properties REIT, announced today the closing of $297 million of investments in medical office facilities during the third quarter of 2015. The Company has now completed more than $688 million of investments in medical real estate during 2015. The closings include $88 million of closings previously announced on the second quarter earnings call, $141 million related to the Integrated Medical Services (or IMS) Portfolio in Arizona, as well as three previously unannounced acquisitions.

IMS Portfolio. In August 2015, the Company completed four related acquisitions of a 407,411 square foot portfolio of four medical office facilities in Phoenix, Arizona affiliated with four major healthcare providers for the total purchase price of $141 million. The portfolio is 96% occupied with three of the four buildings being located on the campus of a hospital, including two of Tenet Healthcare’s Abrazo Phoenix hospitals (NYSE:THC), and Honor Health’s John C. Lincoln Medical Center (S&P: “A-”). Anchoring the portfolio is Integrated Medical Services, a physician-led, multi-specialty group affiliated with Dignity Health (S&P: “A”), who, along with their affiliates, represents 67% of the portfolio’s leasable area. The current first year unlevered cash yield is expected to be 6.6%.

Memorial Hermann Medical Complex. On September 1, 2015, the Company completed the acquisition of two buildings, containing 107,737 square feet, affiliated with Memorial Hermann health system in Houston, Texas. The facilities include clinical office space, an ambulatory surgery center leased to a joint venture owned and managed by United Surgical Partners, including ownership of the joint venture by Memorial Hermann and physicians who provide services at the surgery center, and other Memorial Hermann services. The facilities are located in Katy, Texas and were acquired for a total purchase price of $40.4 million. The current first year unlevered cash yield is expected to be 6.5%.

New Albany Medical Center. On September 9, 2015 the Company completed the acquisition of a 60,000 square foot medical office building located on the campus of Trinity Health’s Mount Carmel - New Albany Surgical Hospital. This facility is located in an affluent suburb of Columbus, Ohio, is 92% occupied and was acquired for a total purchase price of $11.2 million, including 16,866 partnership interests in the Company's operating partnership ("OP Units"), worth approximately $240,000 at the time, distributed to one owner of the facility who contributed his ownership to the Company’s operating partnership. The current first year unlevered cash yield is expected to be 7.5%.

Fountain Hills Medical Campus. On September 30, 2015, the Company closed on the purchase of a 49,054 square foot medical campus in Fountain Hills, Arizona, just northeast of Scottsdale, for a total purchase price of $13.3 million. The campus is 93% occupied by a number of medical providers, and the current first year unlevered cash yield is expected to be 7.0%.

John T. Thomas, President and Chief Executive Officer stated, “We are very proud of all of the acquisitions we completed this quarter. This was not only the largest volume of quarterly acquisitions in the history of our company, but we added some of the highest quality facilities and providers in the country to our organization, including major health system affiliated facilities in three Top 20 metropolitan areas, Columbus, Ohio, Phoenix, Arizona and Houston, Texas. The IMS facilities in Phoenix were developed by physicians in that group and strategically placed on hospital campuses and in a specific outpatient location. These facilities serve to enhance access to care for their patients and integrate IMS's health system relationships. We expect to have the opportunity to grow our investments working with these providers.”

In addition to the properties the Company has acquired this quarter, it has entered into definitive agreements through subsidiaries of its operating partnership to make six acquisitions of 17 healthcare properties located in six states for an aggregate of approximately $91.5 million in pending acquisitions, which includes one mezzanine loan in the amount of $4.5 million.

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Catalyst Portfolio, Alabama & Florida: This portfolio consists of 12 medical office facilities, totaling 94,276 square feet, for a purchase price totaling $23.8 million at a capitalization rate of 7.2%. The portfolio is 88% occupied collectively; and the primary anchor tenant in many of the facilities is Pensacola, Florida, based Baptist Health Care (S&P: “AA”) and includes other high quality physician providers. In addition to the twelve medical office buildings in the transaction, the Company will receive the first-right of refusal to acquire the seller’s future development pipeline upon completion, which currently totals nearly 240,000 square feet of medical office facilities, anchored by healthcare systems.

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Cambridge Professional Center, Waldorf, Maryland: This medical office facility is a 41,493 square foot, medical office facility located in an affluent and fast-growing suburb of Washington, DC. The two-story facility is 100% leased to five tenants with long-term leases and anchored by an endoscopy ambulatory surgery center. The purchase price for the property will be approximately $11.6 million based on a 6.9% capitalization rate, payable in cash.

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Community Health Network Building, Indianapolis, Indiana: This 42,187 square foot medical office facility is 100% leased by Community Hospital of Indiana (S&P: “A”) for family medicine, sports medicine, and physical therapy. Upon closing, Community Hospital of Indiana will sign a new 12-year lease. The purchase price for the property will be approximately $11.6 million based on a 6.5% capitalization rate, payable in cash.

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Mercy Medical Center, Fenton, Missouri: This medical office facility is 100% leased to Mercy Health System (S&P: “AA-”), a member of the Sisters of Mercy Health System, St. Louis, Inc., one of the largest Catholic healthcare systems in the United States. The outpatient medical office building is strategically located in the community with urgent care, family medicine, and women’s health services. The 30,000 square foot facility has a purchase price of $9.7 million based on a capitalization rate of 6.5%, payable in cash or OP Units at the seller’s option.

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Great Falls Replacement Surgical Hospital, Great Falls, Montana: The Company agreed to provide a mezzanine loan in the amount of approximately $4.5 million to construct a replacement surgical facility, which will be approximately 63,886 square feet and adjacent to the physician owners existing primary clinical office facility. This new facility is replacing an existing successful surgical facility from across town to a location more efficient to the physician owners and patients they serve. Currently, no money has been borrowed under the mezzanine loan. Upon the completion of the construction of the building, which is expected to occur near the end of 2015, the Company has an option to purchase the building and it expects to pay approximately $26.3 million based on a 8.8% capitalization rate. The building will be 100% occupied upon completion.

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St. Vincent - Naab, Indianapolis, Indiana: This 40,936 square foot medical office building is located on the campus of Ascension Health (S&P: “AA+”) flagship St. Vincent Hospital, in Indianapolis, Indiana. The multi-tenant facility is anchored by St. Vincent with services, including woman’s health, oncology, and diagnostic imaging. The purchase price is approximately $8.5 million based on a capitalization rate of 6.8%, payable in cash or OP Units at the seller’s option. The building is 100% occupied.

Each pending acquisition described in this press release is subject to customary closing conditions and there can be no assurance the Company will complete any of these transactions or acquire any of these buildings.
About Physicians Realty Trust
Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership, directly or through limited partnerships, limited liability companies or other subsidiaries.
Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”,

“believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward looking statements include any statements regarding the Company’s strategic and operational plans. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the "Commission"), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Completion of the offering on the terms described, and the application of net proceeds, are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions and other factors, including those factors discussed in the preliminary prospectus supplement and accompanying prospectus and in the Company’s annual and periodic reports and other documents filed with the Commission, copies of which are available on the Commission’s website,www.sec.gov. The Company undertakes no obligation to update these statements after the date of this release.
Source: Physicians Realty Trust